Exhibit 99.1

2016 Second Quarter Financial Results August 3, 2016 NYSE: CF

2 Note Regarding Non-GAAP Financial Measures The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, adjusted net earnings, and adjusted net earnings per diluted share, which are non-GAAP financial measures, provide additional meaningful information regarding the company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, adjusted net earnings, and adjusted net earnings per diluted share included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, adjusted net earnings, and adjusted net earnings per diluted share to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Adjusted net earnings is defined as net earnings attributable to common stockholders adjusted with the impacts of the selected items included in net earnings as summarized in the tables accompanying this presentation. The company has presented adjusted net earnings and adjusted net earnings per diluted share because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance.

Safe Harbor Statement 3 All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict” or “project” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the volatility of natural gas prices in North America and Europe; the cyclical nature of the Company’s business and the agricultural sector; the global commodity nature of the Company’s fertilizer products, the impact of global supply and demand on the Company’s selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; risks associated with cyber security; weather conditions; the Company’s ability to complete its production capacity expansion projects on schedule as planned, on budget or at all; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; the Company’s reliance on a limited number of key facilities; risks associated with the operation or management of the strategic venture with CHS Inc. (the “CHS Strategic Venture”); risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company’s other business relationships; risks associated with the Company’s Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; losses on the Company’s investments in securities; deterioration of global market and economic conditions; and the Company’s ability to manage its indebtedness. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual report on Form 10-K, which is available in the Investor Relations section of the Company’s web site. Forward-looking statements are given only as of the date of this communication and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

4 New Donaldsonville ammonia plant is expected to begin production during the third quarter New Port Neal ammonia plant is mechanically complete Ammonia subsystems and full scale plant is expected to start production by the end of the third or beginning of the fourth quarter Urea plant is expected to start production in the fourth quarter Quarterly record UAN production of 1.8 million tons Ammonia production was 99 percent of stated capacity Financial Results Operations See slide 18 for reconciliation of adjusted net earnings and adjusted net earnings per diluted share. See slide 19 for reconciliation of EBITDA and adjusted EBITDA. Second Quarter 2016 Highlights Net earnings of $47 million, or $0.20 per diluted share Adjusted net earnings(1) of $77 million, or $0.33 per diluted share(1) EBITDA(2) of $329 million Adjusted EBITDA(2) of $342 million Accelerated depreciation on capital additions expected to result in a tax refund of approximately $690 million to be received in 2017, which is based upon the timing of the completion of certain capital projects

Nitrogen Market Outlook Demand outlook for the 2017 fertilizer season is positive as major nitrogen-consuming regions are expected to see continued slight increases in product applications. However, additional nitrogen supply is expected to continue to depress global nitrogen pricing as new ammonia, urea and UAN production facilities are expected to come on line in the second half of 2016 Additional urea and UAN production capacity in North America is expected to come on line in first or second quarter of 2017 and global capacity additions are expected to decline significantly thereafter The company expects the current pricing environment to continue to pressure high-cost producers, leading to the potential for additional capacity closures, shutdowns, and decreases in exports Chinese exports are expected to reach full-year volume of ~9-10 million metric tonnes in 2016, which compares to ~14 million metric tonnes in 2015 Current price levels for grains, oilseeds, and other commodities remain under downward pressure, which may translate to lower farm incomes and tighter credit conditions 5

Capacity Expansion Update Donaldsonville New Donaldsonville ammonia plant is expected to begin production during the third quarter Commissioning of the new ammonia plant will mark the official completion of the capacity expansion project at the Donaldsonville site Port Neal Ammonia plant is mechanically complete; subsystems and full scale plant is expected to start production by the end of the third or beginning of the fourth quarter The urea plant is expected to start production in the fourth quarter 6 Ammonia- Donaldsonville Ammonia- Port Neal

7 The Capacity Expansion Projects Are Expected To Increase CF’s Nitrogen Capacity Per Share by 27% Excludes 34% of Canadian Fertilizers Limited (CFL) that was owned by Viterra. CFL operations were treated as a consolidated variable interest entity in CF Industries Holdings, Inc. financial statements. Acquisition of all outstanding interests in CFL that closed on April 30, 2013 and ammonia debottleneck projects that were completed from January 2011 through December 2013. Acquisition of remaining 50% interest in CF Fertilisers UK from Yara. June 30, 2016 run rate includes expanded Urea and UAN production at Donaldsonville, LA, from available net ammonia and excludes new ammonia capacity. Production capacity and nitrogen capacity per 1,000 shares adjusted to account for the product tons dedicated to the CHS strategic venture. Ammonia capacity expansion projects at Donaldsonville, LA and ammonia and urea expansions at Port Neal, IA with anticipated completion of both projects by end of 2016. As of June 30, 2016, the company had 233 million shares outstanding. On June 17, 2015, CF Industries common stock split 5-for-1. All share and per-share data have been adjusted to reflect the stock split. 2.6 6.2 6.7 6.4(5) 8.1 Production Capacity (nutrient tons in millions) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding Nitrogen Capacity Per 1,000 Shares CF Industries’ Nitrogen Volumes and Shares Outstanding Shares Outstanding(7) (in millions) 11 17 24 27 (5) 35 (6) 0 50 100 150 200 250 300 350 400 0 5 10 15 20 25 30 35 40 2010 Pre-Terra Acquisition (1) 2010 Post-Terra Acquisition Executed Growth (2) (as of 12/31/13) CF Fertilisers UK (3) D'Ville Urea/UAN (4) (as of 6/30/16) Capacity Expansion Projects (by end of 2016) Share Count (6)

Even with Increasing LNG Exports, the U.S. is Currently Estimated to Have More Than 35 years of Gas Resource at <$3.50 per MMBtu 8 Breakeven Price at Henry Hub (Y-axis: $ per MMBtu, X-axis: TCF) Estimated U.S. Gas Resource Increased From 2010 to 2015 due to: New basin discoveries and development. The 2013-2014 discoveries in the Utica basin alone hold over 200 TCF of gas resource at <$3.50/MMBtu Gains in productivity from technological improvements, including development of advanced well drilling and completion techniques as well as reduced drilling and completion times Development of “superfracks” with improved fracture designs and fracturing stages that lower breakeven costs by as much as 20-25% per well Growth in oil and associated gas production by 4 MM bbl/d and 10 BCF/D from the transfer of shale technology know-how from gas to oil Notes: 2010 estimates do not include NGLs and are based on proved, possible and potential resources. 2015 estimates assume 10% IRR and include oil and NGL revenues at $60/bbl oil. Data sources: IHS, EIA, Shell Analysis: CF Industries 2010 estimates 2015 estimates 2015: At a price of $3.50/MMBtu, it is estimated there is more than 35 years of gas supply available (~1,400 TCF) to meet demand of 100 BCF/D $3.50/MMBtu 2010: At a price of $3.50/MMBtu, it is estimated that there is more than 20 years of gas supply available (~800 TCF) to meet demand of 100 BCF/D 2010 Resource Estimate 2015 Resource Estimate -$10 -$8 -$6 -$4 -$2 $0 $2 $4 $6 $8 3 368 733 1,098 1,463 1,829 -$10 -$8 -$6 -$4 -$2 $0 $2 $4 $6 $8 3 368 733 1,098 1,463 1,829

In the Last Twelve Months, the Marginal Production Cost of Urea Has Fallen by $85

CF Industries

2016 vs. 2015 Monthly Delivered U.S. Gulf Urea Cost Curve (does not include cash costs for SG&A or interest)

(Y-axis: USD/short ton, X-axis: Monthly Production Capacity at 95% Operating Rate, million short tons)



$400
300
200
100
0
Shipments: 16.3 MM ST Avg
Appx. Range
Monthly (2016)
July 2015 Cost Curve
Cap Δ 1.7 MM ST/mo
July 2016 Cost Curve
0
5
10
15
20
North America
MENA
Latin America
Russia
Other FSU
Western Europe
China - Advanced Inland Low
India
China - Advanced Coastal
Indonesia
South Asia
China - Advanced Inland High
Eastern Europe
Ukraine
Southeast Asia
China - Anthracite Low
Lithuania
China - Natural Gas Low
China - Anthracite High
China - Natural Gas High

Source: Industry Publications, Fertecon, CRU, Integer, CF

Impacts to Cost Curve

- Depressed hydrocarbon pricing
- Lower contract gas
- Historically-low freight rates
- Lower coal prices
- Declines in a number of global currencies
- Production capacity of approximately 1.5 million tons/month have been added to the global system since Q2 2015

Result

- The cost of producing urea for an average high-cost Chinese Anthracite-based producer fell by $85, or 26%
- China remains the marginal producer needed to satisfy global demand

(1) *Operating rate adjusted to 95% for all regions, China gas assumed at 75% operating rate.*
(2) *For July 2016 curve, U.S. natural gas price assumed at $2.30/MMBtu, Western and Eastern Europe assumed at $4.20-$4.65/MMBtu, Chinese-Anthracite High assumed at $4.40/MMBtu ($115/mt of mine mouth coal cost), and Ukraine assumed at $5.60/MMBtu, $8-$16 per metric ton of shipping cost to the U.S. Gulf, and a USD/RMB exchange rate of $6.70.*
(3) *For July 2015 curve, U.S. natural gas prices at $3.00/MMBtu, Eastern Europe assumed at $7.58/MMBtu, and Chinese-Anthracite High assumed at $146.00/tonne and Ukraine assumed at $10.50/MMBtu, $20-$25 per metric ton of shipping cost to the U.S. Gulf, and a USD/RMB exchange rate of $6.20.*
(4) *Coal-based production requires a higher proportion of MMBtus to produce a ton of urea compared to natural gas-based production, as well as substantially higher utility rates.*

9

Source: FERTECON, CRU, Integer, CF Urea Price/Production Cost In U.S. Dollars Per Ton 10 North American Producers Remain Highly Profitable Freight/Loading Other Cash North American natural gas cost assumed at an average price of $2.00 per MMBtu North American natural gas cost assumed at an average price of $3.00 per MMBtu Cash margin per ton used to illustrate differential between production costs and certain price levels. Does not reflect fixed costs/non-cash operating expenses associated with production economics, EBITDA, and profitability. Illustrative Marginal Ton = ~40% cash margin for North American producer with $3.00/MMBtu natural gas at $200 per short ton market price = ~50% cash margin for North American producer with $3.00/MMBtu natural gas at Q2 2016 realized price for urea of $247 per short ton $103(3) $80(3) Current pricing on the forward curve suggests CF’s cost for natural gas in North America (including hedges) will remain near the $3.00/MMBtu level for 2016 and beyond Energy $0 $100 $200 $300 North America- Natural Gas @ $2.00 (1) North America- Natural Gas @ $3.00 (2) Chinese Anthracite Producer (High) $150 (3) $127 (3) Other Cash Freight/ Loading

11 2017 North America Nitrogen Landscape (‘000 short nutrient tons) Imports Are Expected to Provide Nearly 30% of North America’s Nitrogen Supply in 2017 11 Note: Assumes demand growth between 2015 and 2017 is offset by exports of domestic production. Source: CF Industries, IFDC, USDOC and TFI CF Industries Agrium Koch PCS Others Imports Other 4% 4%

China Has Announced a Significant Volume of Urea Plant Closures in 2016 12 Designed Capacity (‘000 mt/yr) Source: baiinfo.com, fert.cn Natural Gas Anthracite Lump Pet Coke Sources within China report 27 urea facilities in “permanent closure” or “closure with no foreseeable restart” status thus far in 2016. Total volume of Chinese closures in 2016 is 7.6 million metric tonnes/year of designed capacity year-to-date; predominately in the small-scale, anthracite lump-based producer segment. This follows reported closures in 2014 and 2015 of an aggregate 16.6M mt/yr. Over the last three years, Chinese capacity closures totaled 24.2M mt/yr, of which 17.3M mt/yr consisted of anthracite lump-based capacity. Remaining closures were: advanced technology anthracite powder plants (2.9M mt/yr), natural gas (2.1M mt/yr), and oil/pet coke feedstock (1.9 million mt/yr). We currently track an additional 5.6M mt/yr of Chinese capacity in “temporary shutdown”. Many of the Chinese plants closed in the last three years were reported at this status prior to shutting down. 2016 Chinese Capacity Closures Total Capacity Closures =7.6M mt/yr 0 200 400 600 Huaian Chemical Luxi County Nitrogen Fertilizer Factory Chongqing Jiangbei Hebei Tianyuan Chem Yunan Emei Yinhe Sanmenxia Jinmao Yunan Yuxi Henan Dajiang Henan Haolida Dafeng Jinli Fertilizer Co Beidahuang Haohua Jiangxi Shuangqiang Chem Hongji Coking Co Fujiang Yong'an Zhisheng Xijiang Dahuangshan Hebei Qian'an Xinhua Chemical Fertilizer Co Ltd Ningjin County Yongxing Chemical Pingdingshan Feixing Chemical Yihua Chemical Jiangsu Shuangduo Hengtong Chemical Industry Co Jinchi Chemical Co (Chitianhua) Lanzhou Shihua Liaoning Zhongrun Shihua Liaocheng Luxi Chem Ningxia Shihua

0 50 100 150 200 250 2012 World ex-China 196 2013-15 Additions All Other 17 2015 World ex-China 213 2016 Under Construction All Other 15 2019 228 China Net China China Net China World ex-China China 13 2016 is the Expected High-Water Mark For Urea Capacity Additions, with No Announced Net Capacity Additions From 2018 Onward Net Global Urea Capacity (Million tonnes) Net Global Urea Capacity Additions (Million tonnes) Data sources: Fertecon, CRU, Integer, Bain, IFDC, CFMW, Fert.cn, Baiinfo.cn Analysis: CF Industries 2016-19 2013-15 17 15 Projected Average Annual Demand Growth of 1.5-2.5% of 2015 base -2 0 2 4 6 8 10 12 14 16 2013 MENA China 5 2014 Other China 4 2015 MENA Other Russia North America 8 2016 MENA Other Iran North America China 14 2017 Other Russia Iran China 2 2018 Other Iran China 0 2019 -1 China North America China

Chinese turnaround frequency prompts regular consideration of shutdown We estimate that Chinese coal-fed plants face multi-million dollar annual overhauls of the coal gasifier and associated equipment in addition to ammonia and urea turnarounds every 3-4 years which are even more costly, similar to natural gas-based plants These overhauls and turnarounds require cash and force loss-making Chinese operators to decide whether to continue investing additional incremental cash into operations Marginal producers may defer maintenance CapEx, which leads to greater risks of significant equipment failures during subsequent plant shutdowns and start-ups World Producers of Nitrogen With At-Risk Production 14 CF Estimates That Producers Throughout the World Are At Risk of Shutdowns Due to Operational and Cost Pressures Risks Location 2013-2015 Utilization Current Operational Challenges Civil unrest and/or current gas constraints Algeria 50% Egypt 61% Libya 50% Romania 51% Possible Operational Challenges Future gas constraints Indonesia 85% Trinidad 88% Venezuela 70% High Production Cost Currently operate close to variable production costs China 83% Croatia 60% Hungary 54% Lithuania 86% Malaysia 92% Ukraine 54% Data Sources: Profercy, Fertecon, CFMW, CRU, PIRA Analysis: CF Industries Denotes countries in which CF produces nitrogen

CF Expects Global Nitrogen Demand To Grow at 2 Percent per Year 15 Actual values from 2000-2015; projections from 2016-2019 China India Other Asia N. America Europe L. America Rest of World Total Nitrogen Consumption 2000-2019(1) (Million Nutrient Tonnes) Product Percentage of 2015 Demand IGAN: Explosives 16% Urea: resins, amines 33% Ammonia: Caprolactam, Acronitrile, Polymers 51% Product Percentage of 2015 Demand D.A. Ammonia 3% AS 5% UAN 6% AGAN 8% CAN/Compounds 21% Urea 57% Data Sources: Fertecon, IFA, AAPFCO, Fertilizer’s Europe, ANDA Analysis: CF Industries Agricultural 15-yr CAGR =1.9% Industrial 15-yr CAGR =3.5% 0 20 40 60 80 100 120 140 160 180 2000 2003 2006 2009 2012 2015 2018

16

Financial Highlights 17 In millions, except percentages, per MMBtu and EPS 2016 Q2 2016 Q2 2015 Q2 2015 Q2 2016 YTD 2016 YTD 2015 YTD 2015 YTD Net sales $ 1,134 $ 1,311 $ 2,138 $ 2,265 Gross margin 527 686 744 1,102 - As percent of sales 46.5% 52.3% 34.8% 48.6 % Net earnings attributable to common stockholders 47 352 73 583 Adjusted net earnings(1) 77 380 170 600 Net earnings per diluted share 0.20 1.49 0.31 2.44 Adjusted net earnings per diluted share(1) 0.33 1.61 0.72 2.52 EBITDA(2) $ 329 $ 670 $ 536 $ 1,156 Adjusted EBITDA(2) $ 342 $ 708 $ 642 $ 1,178 Diluted weighted-average shares outstanding 233.5 236.1 233.5 238.3 Natural Gas (per MMBtu): Natural gas costs in cost of sales(3) $ 2.10 $ 2.79 $ 2.29 $ 3.10 Realized derivatives loss(4) 0.75 0.07 0.77 0.31 Cost of natural gas in cost of sales $ 2.85 $ 2.86 $ 3.06 $ 3.41 Unrealized net mark-to-market (gain) loss on natural gas derivatives $ (211) $ (19) $ (190) $ (47) See slide 18 for reconciliation of adjusted net earnings and adjusted net earnings per diluted share. See slide 19 for reconciliation of EBITDA and adjusted EBITDA. Includes the cost of natural gas that is included in cost of sales during the period. Includes realized (gains) and losses on natural gas derivatives settled during the period. Excludes unrealized net mark-to-market (gains) and losses on natural gas derivatives.

Non-GAAP: Reconciliation of Net Earnings and Net Earnings Per Diluted Share (EPS) to Adjusted Net Earnings and Adjusted EPS 18 Transaction costs include the $150 million termination fee paid by by CF Holdings to OCI in the second quarter of 2016 as a result of the termination of the combination agreement with OCI and costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS. Loss (gain) on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested. Represents the adjustment to the GAAP basis tax provision reflecting the tax impact of the other non-GAAP adjustments. The income tax adjustments for the three and six months ended June 30, 2016 also include the tax impact of certain transaction costs that were capitalized in prior tax periods and that are now deductible as a result of the termination of the combination agreement with OCI. Adjusted net earnings is defined as net earnings attributable to common stockholders adjusted with the impacts of the selected items included in net earnings and identified under the caption “Memo: selected items included above”. Three months ended June 30, Three months ended June 30, Six months ended June 30, Six months ended June 30, 2016 2016 2015 2015 2016 2016 2015 2015 Amount After-Tax Amount EPS Impact Amount After-Tax Amount EPS Impact Amount After-tax Amounts EPS Impact Amount After-tax Amounts EPS Impact (in millions, except per share data) (in millions, except per share data and percentages) Net earnings/EPS attributable to common stockholders $ 47 $0.20 $ 352 $1.49 $ 73 $0.31 $ 583 $2.44 Memo: Selected items included above Unrealized net mark-to-market (gain) loss on natural gas derivatives (211) (0.90) (19) (0.08) (190) (0.81) (47) (0.20) Transaction costs(1) 165 0.71 — — 179 0.76 — — Expansion project expenses 19 0.08 12 0.05 35 0.15 21 0.09 Loss (gain) on foreign currency derivatives 2 0.01 (4) (0.02) (1) — 19 0.08 Loss (gain) on foreign currency transactions(2) 38 0.16 6 0.03 83 0.35 (14) (0.06) Financing costs related to bridge loan commitment fee 28 0.12 — — 28 0.12 — — Loss on sale of equity method investments — — 43 0.18 — — 43 0.18 Income tax adjustments(3) (11) (0.05) (10) (0.04) (37) (0.16) (5) (0.01) Total adjustments 30 0.13 28 0.12 97 0.41 17 0.08 Adjusted net earnings/ adjusted EPS attributable to common stockholders (4) $ 77 $0.33 $ 380 $1.61 $ 170 $0.72 $ 600 $2.52

Non-GAAP: Reconciliation of Net Earnings to EBITDA and Adjusted EBITDA

CF Industries

	Three months ended June 30,		Six months ended June 30,	
	2016	2015	2016	2015
	(in millions)			
Net earnings attributable to common stockholders	$ 47	$ 352	$ 73	$ 583
Interest expense (income) – net	60	29	97	62
Income taxes(1)	95	189	110	302
Depreciation and amortization	181	104	327	219
Less: Other adjustments	(54)	(4)	(71)	(10)
EBITDA(2)	$ 329	$ 670	$ 536	$ 1,156
Memo: Selected items included above				
Unrealized net mark-to-market (gain) loss on natural gas derivatives	$ (211)	$ (19)	$ (190)	$ (47)
Transaction costs(3)	165	—	179	—
Expansion project expenses	19	12	35	21
Loss (gain) on foreign currency derivatives	2	(4)	(1)	19
Loss (gain) on foreign currency transactions(4)	38	6	83	(14)
Loss on sale of equity method investments	—	43	—	43
Total adjustments	$ 13	$ 38	$ 106	$ 22
Adjusted EBITDA(2)	$ 342	$ 708	$ 642	$ 1,178

(1) *Includes the tax benefit of $11 million on loss on sale of non-operating equity method investment for both the three and six months ended June 30, 2015.*

(2) *EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA and identified under the caption "Memo: Selected items included above".*

(3) *Transaction costs include the $150 million termination fee paid by CF Holdings to OCI in the second quarter of 2016 as a result of the termination of the combination agreement with OCI and costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS.*

(4) *Loss (gain) on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested.*

19

Since 2012, At Least 24 New North American Ammonia Plants Have Been Announced

CFIndustries

(Capacity in thousand tons per annum)

Source: CF Industries and Industry Publications

Announce Date	Company	Location	Gross Ammonia Capacity	Nutrient Capacity	Product Focus	Expansion Type	Status
Feb-12	Yara	Belle Plaine, SK	800	656	Fertilizer	Brownfield	Canceled/Delayed
May-12	Dyno Nobel	Waggaman, LA	880	722	Industrial Ammonia	Brownfield	Proceeding
Jun-12	Agrium	Midwest	800	656	Fertilizer	Greenfield	Canceled/Delayed
Jul-12	KIT/IFFCO	Becancour, QB	800	656	Fertilizer	Brownfield	Canceled/Delayed
Sep-12	CHS	Spiritwood, ND	840	689	Fertilizer	Greenfield	Canceled/Delayed
Sep-12	OCI	Wever, IA	850	697	Fertilizer	Greenfield	Proceeding
Sep-12	Magnida	American Falls, ID	800	656	Fertilizer	Greenfield	No Construction
Sep-12	Ohio Valley Resources	Rockport, IN	800	656	Fertilizer	Greenfield	No Construction
Oct-12	FNA Fertilizer	Belle Plaine, SK	800	656	Fertilizer	Greenfield	No Construction
Nov-12	Agrifos/Borealis	Texas Gulf	800	656	Industrial Ammonia	Brownfield	No Construction
Nov-12	CF Industries	Donaldsonville, LA	1,274	1,045	Fertilizer	Brownfield	Proceeding
Nov-12	CF Industries	Port Neal, IA	849	696	Fertilizer	Brownfield	Proceeding
Dec-12	Midwest Fertilizer	Mount Vernon, IN	800	656	Fertilizer	Greenfield	No Construction
Mar-13	Cronus Chemicals	Tuscola, IL	800	656	Fertilizer	Greenfield	Canceled/Delayed
Mar-13	J.R. Simplot	Rock Spring, WY	210	172	Industrial Ammonia	Greenfield	Proceeding
May-13	N. Plains Nitrogen	Grand Forks, ND	800	656	Fertilizer	Greenfield	No Construction
Jul-13	Eurochem	Edgard, LA	800	656	Fertilizer	Greenfield	No Construction
Aug-13	LSB	El Dorado, AR	375	308	Industrial Ammonia	Brownfield	Completed
Sep-13	Invista (Koch)	Victoria, TX	400	328	Industrial Ammonia	Brownfield	Canceled/Delayed
Oct-13	Agrium	Kenai, AK	700	574	Fertilizer	Plant Restart	No Construction
Oct-13	Yara/BASF	Freeport, TX	750	615	Industrial Ammonia	Brownfield	Proceeding
May-14	Agrigen	St. Charles, LA	800	656	Fertilizer	Greenfield	No Construction
Jul-15	Investimus Foris	Pollock, LA	500	410	Industrial Ammonia	Brownfield	No Construction
Oct-15	Pallas	Pasadena, TX	220	180	Industrial Ammonia	Greenfield	No Construction
	Total		~17.4MM tons	~14.3MM tons			

Includes proposed new plants designed to produce at least 75K ammonia tons per year

20

21 However, To Date, Only 3 New Nitrogen Fertilizer Plants Have Proceeded to Construction 1 Includes proposed new plants designed to produce at least 75K ammonia tons per year 24 Projects Announced (14.3M N Tons)1 ‘000 Nutrient Tons/Year 6 Projects 11 Projects 4 Projects 3 Projects 2 Others LSB, AR 2015 Imports 11.6M N Tons 7.4M Nutrient tons of imports is the equivalent of 9 world-scale nitrogen plants Simplot, WY 2015 Imports (Actual) Source: CF, Industry Publications, STATSCAN, USDOC

22 Donaldsonville Expansion Site Overview Urea Warehouse 90K Tons UAN Tank 50K Tons Ammonia 3,640 TPD Ammonia Tank 30K Tons UAN 5,050 TPD Urea 3,850 TPD Urea Barge Dock

Donaldsonville Expansion Ammonia Plant 23 Reformer Ammonia Syn-Loop Demin Water Storage Motor Control Center

Port Neal Expansion Ammonia Plant 24

Port Neal Expansion Ammonia Plant 25

26 Port Neal Expansion Urea Plant- Granulation and Synthesis Plants Granulation Synthesis